UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: February 6, 2019

(Date of earliest event reported)

Verizon Communications Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-8606	23-2259884
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1095 Avenue of the Americas New York, New York		10036
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 395-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period or complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 6, 2019, Richard L. Carrión, a member of the Board of Directors of Verizon Communications Inc. (Verizon or the Company), informed the Board that he will not stand for re-election when his term expires at the Company’s 2019 annual meeting of shareholders on May 2, 2019.

On February 7, 2019, Lowell C. McAdam, Chairman of the Verizon Board of Directors, informed the Board that he will not stand for re-election when his terms expires at the Company’s 2019 annual meeting of shareholders on May 2, 2019, and he tendered his resignation as Chairman. The Board accepted Mr. McAdam’s resignation as Chairman, effective as of March 8, 2019, and elected Hans E. Vestberg, Chief Executive Officer of Verizon, as Chairman of the Board, effective as of March 8, 2019.

On February 7, 2019, the Verizon Board elected Clarence Otis, Jr. to serve as Lead Director of the Board, effective March 8, 2019. Mr. Otis is assuming the role from M. Frances Keeth, who is retiring from the Board in accordance with the Board’s mandatory retirement policy when her terms expires at the Company’s annual meeting of shareholders on May 2, 2019.

A press release announcing the Board elections described above is filed as Exhibit 99 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99	Press Release, dated February 8, 2019, issued by Verizon Communications Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Verizon Communications Inc.
(Registrant)

Date: February 8, 2019	/s/ William L. Horton, Jr.
William L. Horton, Jr.
Senior Vice President, Deputy General Counsel & Corporate Secretary